EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 1998, except for Note 10 for which the date is April 17, 1998, with respect to the consolidated financial statements of Fullerton Industries, Inc., in Post Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-50449) and related Prospectus filed on Form S-4 of Metals USA, Inc. for the registration of 10,000,000 shares of Metals USA, Inc. common stock.

                                                         ERNST & YOUNG LLP

Chicago, Illinois
July 17, 1998